Exhibit 99.1

Third Quarter 2012 Earnings Conference Call

SAVANNAH, GA — November 6, 2012 — TMX Finance LLC, or the “Company,” a leading specialty finance company, will hold its quarterly conference call to discuss Third Quarter 2012 results on Thursday, November 29, 2012, at 10:00 a.m. Eastern Time.  The call may be accessed by dialing 888-329-8862; access code 6155474.  Please dial in 5-10 minutes prior to the start time and an operator will register you for the call.

The Company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 with the SEC on or about November 14, 2012.

About TMX Finance LLC

TMX Finance LLC is a specialty finance company that originates and services automobile title loans through more than 960 stores in 12 states using its TitleMax, TitleBucks, EquityAuto Loan and InstaLoan brands.

For additional information regarding the Company and the services it provides, visit the Company’s website at http://www.titlemax.biz.

Investor Relations Contact

Investors@titlemax.biz